Exhibit 23.1

Consent of Independent Certified Public Accountants

We consent to the incorporation by reference in the following registration statements of Astronics Corporation:

(a) the Registration Statements (Form S-8 No. 333-139292, Form S-8 No. 333-87463) pertaining to the Astronics Corporation Employee Stock Purchase Plan,

(b) the Registration Statement (Form S-8 No. 333-127137) pertaining to the Astronics Corporation 2005 Director Stock Option Plan,

(c) the Registration Statement (Form S-8 No. 33-65141) pertaining to the 1993 Director Stock Option Plan,

(d) the Registration Statement (Form S-8 No. 333-143564) pertaining to the Astronics Corporation 2001 Stock Option Plan,

(e) the Registration Statements (Form S-8 No. 333-176044) pertaining to the Astronics Corporation 2011 Employee Stock Option Plan,

(f) the Registration Statement (Form S-3 No. 333-176160) and related prospectus of Astronics Corporation for the registration of common stock, preferred stock, warrants, rights, stock purchase contracts, units and debt securities;

of our report dated February 27, 2013, with respect to the consolidated financial statements of Peco, Inc. and Subsidiary, included in this Astronics Corporation Current Report on Form 8-K/A Amendment No. 1 to be filed with the Securities and Exchange Commission.

/s/ Perkins & Company PC

Portland, Oregon

September 30, 2013